Exhibit 99.2

JATT Acquisition Corp Announces Full Exercise of Over-Allotment Option and Closing of $138 Million Initial Public Offering

New York, New York – July 19, 2021 – JATT Acquisition Corp (the “Company”), today announced that it has closed its initial public offering of 13,800,000 units, including 1,800,000 units sold pursuant to the full exercise of the underwriters’ over-allotment option, at an offering price of $10.00 per unit. Total gross proceeds from the offering were $138,000,000, before deducting underwriting discounts and commissions and other offering expenses. The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “JATT U” on July 14, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on the NYSE under the symbols “JATT” and “JATT WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

JATT Acquisition Corp is led by Chairman and CEO Someit Sidhu. The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue its initial business combination with any business or industry, it intends to focus its search primarily in the life sciences sector.

Raymond James & Associates, Inc. acted as sole book-running manager for the offering. A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 13, 2021. The offering was made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, 1-800-248-8863, prospectus@raymondjames.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $139,380,000 (or $10.10 per unit sold in the offering) was placed in the Company's trust account. An audited balance sheet of the Company reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

For investors:

Verender S. Badial

Chief Financial Officer

JATT Acquisition Corp

Email: info@jattacquisition.com

Website: www.jattacquisition.com